EXHIBIT 10.21(b)
Amendment of U.S. Bancorp 2024 Stock Incentive Plan

RESOLVED, that effective January 27, 2026 the lead in clause to Section 2(g) of the U.S. Bancorp 2024 Stock Incentive Plan (as has been and may be further amended, the “Stock Plan”) is hereby amended to read as follows:

(g)     “Change in Control” shall mean (except as otherwise provided in an Award Agreement):
FURTHER RESOLVED, that save and except as expressly amended above, the Stock Plan shall continue in full force and effect.